Exhibit (99.1)

    Written Statement of the Chairman, President and Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman, President and Chief Executive Officer of Oshkosh Truck Corporation (the "Company"), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-K of the Company for the year ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


  /S/ Robert G. Bohn
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Robert G. Bohn
November 25, 2002